UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SandRidge Energy, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-8084793
(State of Incorporation or Organization)	(IRS Employer Identification No.)
1601 N.W. Expressway,
Suite 1600
Oklahoma City, Oklahoma 73118
(Address of Principal Executive Offices and Zip Code)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-144004.
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name Of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered

Common Stock, par value $0.001 per share	New York Stock Exchange
     Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The classes of securities to be registered hereby are the common stock, par value $0.001 per share (the “Common Stock”), of SandRidge Energy, Inc., a Delaware corporation (the “Registrant”).
     A description of the Common Stock is set forth under the caption “Description of Capital Stock” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-144004) initially filed with the Securities and Exchange Commission on June 22, 2007. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     No exhibits are filed as part of this Registration Statement on Form 8-A.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SandRidge Energy, Inc.
By:	/s/ V. Bruce Thompson
	Name:	V. Bruce Thompson
	Title:	Senior Vice President—Legal and General Counsel

Date: October 30, 2007